Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-185947) of Altisource Asset Management Corporation
2)Registration Statement (Form S-8 No. 333-194112) of Altisource Asset Management Corporation
3)Registration Statement (Form S-3 No. 333-195997) of Altisource Asset Management Corporation
4)Registration Statement (Form S-8 No. 333-236151) of Altisource Asset Management Corporation
5)Registration Statement (Form S-8 No. 333-251561) of Altisource Asset Management Corporation

of our reports dated March 3, 2021, with respect to the consolidated financial statements of Altisource Asset Management Corporation and the effectiveness of internal control over financial reporting of Altisource Asset Management Corporation included in this Annual Report (Form 10-K) of Altisource Asset Management Corporation for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 3, 2021